BY-LAW NO. 1

                                of


                        TABLE OF CONTENTS
                        -----------------
                                                                      Page No.
                                                                      --------

ARTICLE 1    INTERPRETATION                                                1

ARTICLE 2    SEAL, REGISTERED OFFICE AND
             FINANCIAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . 2
             2.01  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . 2
             2.02  Registered Office . . . . . . . . . . . . . . . . . . . 2
             2.03  Financial Year. . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 3    DIRECTORS                                                     2
             3.01  Power of Directors. . . . . . . . . . . . . . . . . . . 2
             3.02  Number and Quorum . . . . . . . . . . . . . . . . . . . 2
             3.03  Qualification . . . . . . . . . . . . . . . . . . . . . 2
             3.04  Resident Canadians. . . . . . . . . . . . . . . . . . . 3
             3.05  Election and Term . . . . . . . . . . . . . . . . . . . 3
             3.06  Removal of Directors. . . . . . . . . . . . . . . . . . 3
             3.07  Vacancies. . .  . . . . . . . . . . . . . . . . . . . . 3
             3.08  Vacation of Office. . . . . . . . . . . . . . . . . . . 3
             3.09  Committee of Directors. . . . . . . . . . . . . . . . . 4
             3.10  Remuneration of Directors . . . . . . . . . . . . . . . 4
             3.11  Disclosure of Interest. . . . . . . . . . . . . . . . . 4

ARTICLE 4    MEETING OF DIRECTORS                                          5
             4.01  Notice of Meeting . . . . . . . . . . . . . . . . . . . 5
             4.02  First Meeting of New Board. . . . . . . . . . . . . . . 5
             4.03  Place of Meeting. . . . . . . . . . . . . . . . . . . . 5
             4.04  Meetings by Telephone . . . . . . . . . . . . . . . . . 5
             4.05  Voting. . . . . . . . . . . . . . . . . . . . . . . . . 6
             4.06  Chairman. . . . . . . . . . . . . . . . . . . . . . . . 6
             4.07  Transaction of Business by Signature. . . . . . . . . . 6

ARTICLE 5    OFFICERS                                                      6
             5.01  Appointment . . . . . . . . . . . . . . . . . . . . . . 6
             5.02  Remuneration and Removal. . . . . . . . . . . . . . . . 7
             5.03  Chairman of the Board . . . . . . . . . . . . . . . . . 7
             5.04  Managing Director . . . . . . . . . . . . . . . . . . . 7
             5.05  President . . . . . . . . . . . . . . . . . . . . . . . 7
             5.06  Vice-President. . . . . . . . . . . . . . . . . . . . . 8
             5.07  General Manager . . . . . . . . . . . . . . . . . . . . 8
             5.08  Secretary . . . . . . . . . . . . . . . . . . . . . . . 8
             5.09  Treasurer . . . . . . . . . . . . . . . . . . . . . . . 8
             5.10  Other Officers. . . . . . . . . . . . . . . . . . . . . 9
             5.11  Vacancies . . . . . . . . . . . . . . . . . . . . . . . 9

#1 BY-LAW GHANA
SEPT. 95

        Ex. 3(ii)(b) - Pg. 1


ARTICLE 6  PROTECTION OF DIRECTORS                                         9
           AND OFFICERS
           6.01  Limitation of Liability . . . . . . . . . . . . . . . . . 9
           6.02  Indemnities to Directors and Officers . . . . . . . . . . 10
           6.03  Submission of Contracts to Shareholders for Approval. . . 10

ARTICLE 7  MEETINGS OF SHAREHOLDERS                                        11
           7.01  Annual Meeting. . . . . . . . . . . . . . . . . . . . . . 11
           7.02  Special Meetings. . . . . . . . . . . . . . . . . . . . . 11
           7.03  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 11
           7.04  Omission of Notice. . . . . . . . . . . . . . . . . . . . 12
           7.05  Persons Entitled to be Present. . . . . . . . . . . . . . 12
           7.06  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . 12
           7.07  Right to Vote . . . . . . . . . . . . . . . . . . . . . . 13
           7.08  Representatives . . . . . . . . . . . . . . . . . . . . . 13
           7.09  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . 13
           7.10  Chairman, Secretary and Scrutineers . . . . . . . . . . . 15
           7.11  Votes to Govern . . . . . . . . . . . . . . . . . . . . . 15
           7.12  Show of Hands . . . . . . . . . . . . . . . . . . . . . . 16
           7.13  Polls . . . . . . . . . . . . . . . . . . . . . . . . . . 16
           7.14  Adjournment . . . . . . . . . . . . . . . . . . . . . . . 16
           7.15  Resolution in Writing . . . . . . . . . . . . . . . . . . 16

ARTICLE 8  SHARES AND TRANSFERS                                            17
           8.01  Allotment and Issue . . . . . . . . . . . . . . . . . . . 17
           8.02  Certificates. . . . . . . . . . . . . . . . . . . . . . . 17
           8.03  Payment of Commissions. . . . . . . . . . . . . . . . . . 18
           8.04  Transfer Agent and Registrar. . . . . . . . . . . . . . . 18
           8.05  Securities Registers. . . . . . . . . . . . . . . . . . . 19
           8.06  Surrender of Certificates . . . . . . . . . . . . . . . . 19
           8.07  Lien for Indebtedness . . . . . . . . . . . . . . . . . . 19
           8.08  Non-Recognition of Trusts . . . . . . . . . . . . . . . . 19
           8.09  Lost Certificates . . . . . . . . . . . . . . . . . . . . 19
           8.10  Joint Shareholders. . . . . . . . . . . . . . . . . . . . 20
           8.11  Deceased Shareholders . . . . . . . . . . . . . . . . . . 20

ARTICLE 9  VOTING SHARES IN OTHER COMPANIES                                20

ARTICLE 10 INFORMATION AVAILABLE TO
           SHAREHOLDERS                                                    21
           10.01  Discovery of Information . . . . . . . . . . . . . . . . 21
           10.02  Inspection of Records. . . . . . . . . . . . . . . . . . 21

ARTICLE 11 DIVIDENDS                                                       21
           11.01  Declaration. . . . . . . . . . . . . . . . . . . . . . . 21
           11.02  Payment. . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 12 NOTICES                                                         22
           12.01  Service. . . . . . . . . . . . . . . . . . . . . . . . . 22
           12.02  Shares Registered in Several Names . . . . . . . . . . . 22


                                  (ii)


        Ex. 3(ii)(b) - Pg. 2


           12.03  Entitlement by Operation of Law. . . . . . . . . . . . . 22
           12.04  Notice to Deceased Shareholders. . . . . . . . . . . . . 23
           12.05  Signature to Notices . . . . . . . . . . . . . . . . . . 23
           12.06  Computation of Time. . . . . . . . . . . . . . . . . . . 23
           12.07  Proof of Service . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 13 CUSTODY OF SECURITIES                                           24
           13.01  Safekeeping. . . . . . . . . . . . . . . . . . . . . . . 24
           13.02  Nominees . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 14 EXECUTION OF INSTRUMENTS
           14.01  Cheques, Drafts and Notes. . . . . . . . . . . . . . . . 24
           14.02  Contracts, Documents or Other Instruments. . . . . . . . 25
           14.03  Sealing of Contracts . . . . . . . . . . . . . . . . . . 26



                                  (iii)


        Ex. 3(ii)(b) - Pg. 3


                           BY-LAW NO. 1
                           ------------
                   a by-law relating generally
                 to the conduct of the affairs of


                       (the "Corporation")

                            ARTICLE 1
                            ---------
                          INTERPRETATION
                          --------------

1.01 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:
  (i)      "Act" means the Business Corporations Act, Ghana,
           SEPT. 95 as from time to time amended and every statute that may be substituted therefor;
  (ii) "Regulations" means the Regulations made under the Act from time to time amended and every regulation that may be substituted therefor;
  (iii)    "Board" means the board of directors of the Corporation;
  (iv) all terms which are used in this or any other by-law of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to them in the Act or the Regulations;
  (v) words importing the singular number include the plural and vice versa;
  (vi) words importing the masculine gender include the feminine and neuter genders; and
  (vii) the word "person" includes individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts and unincorporated organizations.


        Ex. 3(ii)(b) - Pg. 4
                                                                      2

                            ARTICLE 2
                            ---------

            SEAL, REGISTERED OFFICE AND FINANCIAL YEAR
            ------------------------------------------
2.01 SEAL - The Corporation may but need not have a corporate seal. Any corporate seal adopted for the Corporation shall be such as the of directors may from time to time approve by resolution.


2.02 REGISTERED OFFICE - The directors may from time to time by resolution fix the location of the registered office of the Corporation within the place in Ghana of the Corporation directors may from time to of the registered office of the designated as such by the articles

2.03 FINANCIAL YEAR - The financial year of shall terminate on such date in each year as the directors to time by resolution determine.


                             ARTICLE 3
                             ---------

                             DIRECTORS
                             ---------

3.01 POWER OF DIRECTORS - Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affiars of the Corporation.

3.02 NUMBER AND QUORUM - The board of directors shall consist of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. At any meeting of directors, two of the directors shall constitute a quorum for the transaction of business.


        Ex. 3(ii)(b) - Pg. 5

3.03 QUALIFICATION - Each director shall be eighteen (18) or more years of age and no person who is not an individual, who has the status of a bankrupt or who is of unsound mind and has been so found by a court in Ghana or elsewhere shall be a director. A director need not be a shareholder.

3.04 RESIDENT GHANIANS - A majority of the directors shall be resident Canadians, but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Ghanian.

3.05 ELECTION AND TERM - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or shareholders shall have otherwise determined in accordance with the Act. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.06 REMOVAL OF DIRECTORS - The shareholders may by ordinary resolution passed at an annual or special meeting of shareholders, remove any director or directors from office before the expiration of his term of office, and may by a majority of votes cast at the meeting elect any person in his stead for the remainder of his term.

3.07 VACANCIES - Vacancies among the directors shall be filled in compliance with the Act.

3.08 VACATION OF OFFICE - The office of a director shall ipso facto be vacated: (a) if he dies; (b) if he becomes bankrupt or suspends


        Ex. 3(ii)(b) - Pg. 6
payment of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (c) if he is found to be of unsound mind or a mentally incompetent person; or
(d) subject to the provisions of the Act if by notice in writing to the Corporation he resigns his office. Any such resignation shall be effective at the time it is sent to the Corporation or at the time specified in the notice, whichever is later.

3.09 COMMITTEE OF DIRECTORS - The directors may appoint from among their number a committee of directors and, subject to
Section 127 of the Act, may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Ghanians.

3.10 REMUNERATION OF DIRECTORS - The remuneration to be paid to the directors shall be such as the Board shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the Board. The directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

3.11 DISCLOSURE OF INTEREST - Every director or officer of the Corporation who is a party to a material contract or a proposed material contract for the Corporation or who is the director or an officer of, or has a material interest in, any person who is a party to a material contract, or a proposed material contract, with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.


        Ex. 3(ii)(b) - Pg. 7

                             ARTICLE
                             -------
                      MEETINGS OF DIRECTORS
                      ---------------------

4.01 NOTICE OF MEETING - Meetings of the Board shall be held from time to time at such place, at such time and on such day as the Chairman of the Board, if any, the President or any two directors may determine, and the Secretary shall call meetings when so directed or so authorized. Notice of every meeting so called shall be delivered or mailed or sent by telegram, telex or other electronic means to each director not less than forty-eight (48) hours (excluding any part of a Saturday or a holiday as defined by the Interpretation Act of Ghana for the time being in force) before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

4.02 FIRST MEETING OF NEW BOARD - For the first meeting of the Board to be held immediately following the election of directors by the shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

4.03 PLACE OF MEETING - Meetings of the Board and of a committee of directors may be held at any place within or outside of Ghana and in any financial year of the Corporation a majority of the meetings of the board of directors of the Corporation are not required to be held at a place within Ghana.

4.04 MEETINGS BY TELEPHONE - If all the directors present or participating in .a meeting consent, a director may participate in a meeting of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means shall be deemed to


        Ex. 3(ii)(b) - Pg. 8
be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and need not be in writing.

4.05 VOTING - At all meetings of the Board, every question shall be decided by a majority of the votes cast. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote in addition to his original vote.

4.06 CHAIRMAN - The Chairman of the Board, if elected and present, and otherwise the President, shall be chairman of any meeting of the Board. If no such officer is present the directors present shall choose one of their members to be chairman.

4.07 TRANSACTION OF BUSINESS BY SIGNATURE - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors is as valid as if it had been passed at a meeting of directors or a committee of directors.


                            ARTICLE 5
                            ---------

                             OFFICERS
                             --------
5.01 APPOINTMENT - The Board shall annually or more often as may be necessary, appoint a President and a Secretary and, if deemed advisable, may annually or more often as may be necessary, appoint a Chairman of the Board, a Managing Director (who shall be a resident Canadian), one or more Vice-Presidents, a Treasurer and such other officers as the Board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the Chairman of the Board and the Managing Director, need be a director. Any two of the said offices may be held by the same person. If the same person holds the office of Secretary and Treasurer, he may, but need not, be known as the Secretary-Treasurer. The Board may from time to time appoint such other


        Ex. 3(ii)(b) - Pg. 9
officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be determined by the Board.

5.02 REMUNERATION AND REMOVAL - The terms of employment and remuneration of all officers appointed by the Board (including the President) shall be determined, or the manner of determination thereof provided for, from time to time by resolution of the Board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the Board at any time, with or without cause.

5.03 CHAIRMAN OF THE BOARD - From time to time the Board may appoint a Chairman of the Board who shall be a director. If so appointed, the Chairman of the Board shall, if present, preside at all meetings of the Board and at all meetings of shareholders. In addition, the Board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the President, and he shall have such other powers and duties as the Board may prescribe. During the absence or disability of the Chairman of the Board, the President shall assume all his powers and duties.

5.04 MANAGING DIRECTOR - The Managing Director shall, if appointed, be a resident Ghanian and shall exercise such powers and have such authority as may be delegated to him by the Board in accordance with the provisions of Section 127 of the Act.

5.05 PRESIDENT - The President shall be the chief executive officer of the Corporation unless otherwise determined by resolution of the Board and shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the authority of the Board. When no Chairman of the Board is elected or during the absence or inability to act of the Chairman of the Board, the


        Ex. 3(ii)(b) - Pg. 10

President shall, when present, preside at all meetings of shareholders, and if he is a director at all meetings of the Board.

5.06 VICE-PRESIDENT - During the absence or inability of the President, his duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority (as determined by the Board) save that no Vice-President shall preside at a meeting of the Board or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or as the Board may prescribe.

5.07 GENERAL MANAGER - The General Manager, if one be appointed, shall have responsibility for the general management and direction, subject to the authority of the Board and the supervision of the President, of the Corporation's business and affairs and shall have the authority to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by the Board and to settle the terms of their employment and remuneration.

5.08 SECRETARY - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees. He shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings. He shall be the custodian of all books, papers, records, documents and other instruments belonging to the Corporation and shall prepare and maintain all records (other than accounting records) referred to in Section 140 of the Act. He shall perform such other duties as may from time to time be prescribed by the Board.

5.09 TREASURER - The Treasurer shall ensure that adequate accounting records are prepared and maintained and shall keep, or cause to be kept, full and accurate books of account in which shall be recorded all


        Ex. 3(ii)(b) - Pg. 11
receipts and disbursements of the Corporation and, subject to the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. He shall provide to the Board whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation and he shall perform such other duties as may from time to time be prescribed by the Board.

5.10 OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

5.11 VACANCIES - If the office of the Chairman of the Board, Managing Director, President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any one of such offices, or any other office shall be or become vacant by reason of death, resignation, disqualification or otherwise the directors by resolution shall in the case of the President or Secretary and may in the case of any other office appoint a person to fill such vacancy.


                            ARTICLE 6
                            ---------

               PROTECTION OF DIRECTORS AND OFFICERS
               ------------------------------------

6.01 LIMITATION OF LIABILITY - Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the


        Ex. 3(ii)(b) - Pg. 12
moneys of or belonging to the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune which may happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and Regulations or from liability for any breach thereof.

6.02       INDEMNITIES TO DIRECTORS AND OFFICERS - Subject to
Section 136 of the Act, every director and officer of the Corporation and his heirs, executors, administrators and other legal personal representatives, shall from time to time be indemnified and saved harmless by the Corporation from and against,
  (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and
  (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

6.03 SUBMISSION OF CONTRACTS TO SHAREHOLDERS FOR APPROVAL - The Board in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders (or at any special meeting of the shareholders) called for the purpose of considering the same and, subject to the provisions of Section 132 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation


        Ex. 3(ii)(b) - Pg. 13

                            ARTICLE 7
                            ---------

                     MEETINGS OF SHAREHOLDERS
                     ------------------------

7.01       ANNUAL MEETING - Subject to the provisions of Section
94 of the Act, the annual meeting of shareholders shall be held on such day in each year and at such time and place in or outside as the directors may determine for the purpose of hearing and receiving the reports and statements required by the Act to be read and laid before the shareholders at any annual meeting, electing directors, appointing, if necessary, an auditor and fixing or authorizing the board of directors to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

7.02 SPECIAL MEETINGS - The Board, the Chairman of the Board, the Managing Director, the President or a Vice-President who is a director shall have the power at any time to call a special meeting of the shareholders of the Corporation to be held at any time and place in or outside Ghana.

      The phrase "meeting of shareholders" wherever it occurs in this bylaw shall mean and include an annual meeting of shareholders, a special meeting of shareholders and any meeting of any class or classes of shareholders.

7.03 NOTICE - Notice of the time and place of each meeting of shareholders shall be given not less than ten (10) days or if the Corporation is an offering corporation not less than twenty-one
(21) days but in either case not more than fifty (50) days before the day on which the meeting is to be held, to the auditor, if any, the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholders to form a reasoned judgment thereon together with the text of any special resolution or by-law to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are


        Ex. 3(ii)(b) - Pg. 14
present or represented by proxy and do not object to the holding of the meeting or those not so present or represented by proxy have waived notice, if all the directors are present or have waived notice of or otherwise consent to the meeting and if the auditor, if any, is present or has waived notice of or otherwise consents to the meeting.

7.04 OMISSION OF NOTICE - The accidental omission to give notice of any meeting or the non-receipt of any notice by any shareholder or shareholders or by the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

7.05 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors of the Corporation, the auditor, if any, of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

7.06 QUORUM - A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be persons present not being less than two in number and holding or representing not less than twenty percent (20%) of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the opening of a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 7.14 with regard to notice shall apply to such adjournment. Notwithstanding the foregoing, if the Corporation has only one shareholder or only one holder


        Ex. 3(ii)(b) - Pg. 15
of any class of shares or series of shares entitled to be present at a meeting of shareholders, that shareholder present in person or by proxy shall constitute a meeting.

7.07 RIGHT TO VOTE - At each meeting of shareholders every shareholder shall be entitled to vote who is entered on the books of the Corporation as a holder of one (1) or more shares carrying the right to vote at such meeting or where a record date has been fixed, satisfactory evidence is produced not later than ten (10) days before the meeting that such person owns shares in the Corporation and demands that his name be included on the list of shareholders entitled to vote at the meeting; save that, if the share or shares in question have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at the meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the secretary of the meeting sufficient proof of the terms of such instrument.

7.08 REPRESENTATIVES - An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a corporation is such executor, administrator, committee of a mentally incompetent person, guardian or trustee, any person duly appointed a proxy for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. Where two or more persons hold the same share or shares jointly,' any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.


        Ex. 3(ii)(b) - Pg. 16

7.09 PROXIES - Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. At every meeting at which he is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him.
       A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.
       A person appointed by proxy need not be a shareholder. Subject to the Regulations, a proxy may be in the following form:
       The undersigned shareholder of [name of corporation] hereby
appoints                 of               , or failing him,
         of                   as the nominee of the undersigned to
attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be
held on the    day of                   , 19 and at any adjournment
or adjournments thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

      DATED this       day of           ,19

                                        ---------------------------
                                        Signature of Shareholder

       The directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for


        Ex. 3(ii)(b) - Pg. 17
particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex or written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

7.10       CHAIRMAN. SECRETARY AND SCRUTINEERS - The
Chairman of the Board, if such an officer has been elected and is present, otherwise the President shall be chairman of any meeting of shareholders. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, then the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent the Chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

7.11 VOTES TO GOVERN - At all meetings of shareholders every question shall be determined by a majority of the votes cast on the question, unless otherwise required by the articles or by-laws or by the Act. In the case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.


        Ex. 3(ii)(b) - Pg. 18

7.12 SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote. Whenever the vote by show of hands shall have been taken upon a question, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the question.

7.13 POLLS - If a poll is required by the chairman of the meeting, or is demanded by any shareholder who is present in person or represented by proxy and entitled to vote on the question (whether the poll is required or demanded either before or after a vote has been taken upon the question by a show of hands), and such requirement or demand is not withdrawn, a poll upon the question shall be taken by ballot or in such other manner as the chairman of the meeting may direct. Upon a poll, each shareholder who is present or represented by proxy shall (subject to the provisions, if any, of the articles of the Corporation) be entitled to one vote for each share in respect of which he is entitled to vote on the question. A demand for a poll may be withdrawn.

7.14 ADJOURNMENT - The Chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than thirty (30) days no notice of the adjourned meeting need be given to the shareholders. Subject to the Act, if a meeting of shareholders is adjourned for thirty
(30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.15 RESOLUTION IN WRITING - Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to


        Ex. 3(ii)(b) - Pg. 19
vote on that resolution at a meeting of shareholders is as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.


                             ARTICLE
                             -------
                       SHARES AND TRANSFERS
                       --------------------

8.01       ALLOTMENT AND ISSUE - Subject to the provisions of
Section 23 of the Act, shares in the capital of the Corporation may be allotted and issued by resolution of the Board at such times and on such terms and conditions and to such persons or class of persons as the Board determines.

8.02 CERTIFICATES - Share certificates and the form of stock transfer power on the reverse side thereof shall (subject to Section 56 of the Act) be in such form as the Board may by resolution approve and such certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary holding office at the time of signing.

       The signature of the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Corporation has appointed a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent for the shares (or for the shares of any class or classes) of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in


        Ex. 3(ii)(b) - Pg. 20
respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

8.03       PAYMENT OF COMMISSIONS - The Board may authorize the
Corporation to pay reasonable commissions to persons in consideration of their purchasing or agreeing to purchase shares of the Corporation, or procuring or agreeing to procure purchasers for such shares.

8.04 TRANSFER AGENT AND REGISTRAR - The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.


        Ex. 3(ii)(b) - Pg. 21

8.05 SECURITIES REGISTERS - A securities register and the register of transfers of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Ontario as may from time to time be designated by resolution of the Board and a branch securities register or registers of transfers may be kept at such office or offices of the Corporation or other place or places, either in or outside Ghana, as may from time to time be designated by resolution of the Board.

8.06 SURRENDER OF CERTIFICATES - No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

8.07 LIEN FOR INDEBTEDNESS - The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

8.08 NON-RECOGNITION OF TRUSTS - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any such claim to or interest in such share on the part of any person other than the registered holder thereof.

8.09 LOST CERTIFICATES - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $1.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.


        Ex. 3(ii)(b) - Pg. 22

8.10 JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.11 DECEASED SHAREHOLDERS - In the event of the death of a holder of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent. Where shares are issued to joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint holder or holders as the issuer of the shares.


                             ARTICLE 9
                             ---------

                 VOTING SHARES IN OTHER COMPANIES
                 --------------------------------

9.01 All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the Board shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the Board.


        Ex. 3(ii)(b) - Pg. 23

                            ARTICLE 10
                            ----------

              INFORMATION AVAILABLE TO SHAREHOLDERS
              -------------------------------------

10.01      DISCOVERY OF INFORMATION - Except as provided by the
Act, no shareholder shall be entitled to discovery of any information respecting any details of conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.02 INSPECTION OF RECORDS - The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by a resolution of the shareholders.


                            ARTICLE 11
                            ----------

                            DIVIDENDS
                            ---------

11.01 DECLARATION - Subject to the Act and articles of the Corporation, the Board may from time to time by resolution declare dividends payable on the issued and outstanding shares of the Corporation.

11.02 PAYMENT - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and delivered or mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such


        Ex. 3(ii)(b) - Pg. 24
joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid on presentation.


                             ARTICLE
                             -------

                             NOTICES
                             -------

12.01 SERVICE - Any notice or other document required by the Act, the Regulations, the articles or the by-laws of the Corporation to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder or director at his latest address as shown in the records of the Corporation or its transfer agent, whichever is the more current, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

12.02 SHARES REGISTERED IN SEVERAL NAMES - All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice to all the holders of such shares.

12.03 ENTITLEMENT BY OPERATION OF LAW - Subject to Section 67 of the Act, every person who by operation of law, transfer or by any other


        Ex. 3(ii)(b) - Pg. 25
means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which previous to his name and address being entered on the books of the Corporation shall be duly given to the person or persons from whom he derives his title to such share or shares.


12.04 NOTICE TO DECEASED SHAREHOLDERS - Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such shares.


12.05 SIGNATURE TO NOTICES - The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.


12.06 COMPUTATION OF TIME - Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice or document shall unless it is otherwise provided be counted in such number of days or other period.


12.07 PROOF OF SERVICE - With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in this by-law and put into a Post Office or into a public letter box. A certificate of an officer of the Corporation in office at the time of


        Ex. 3(ii)(b) - Pg. 26
the making of the certificate or a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.


                            ARTICLE 13
                            ----------

                      CUSTODY OF SECURITIES
                      ---------------------

13.01 SAFEKEEPING - All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the Board, with such other depositories or in such other manner as may be determined from time to time by the Board.

13.02 NOMINEES - All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.



                            ARTICLE 14
                            ----------

                     EXECUTION OF INSTRUMENTS
                     ------------------------

14.01 CHEQUES. DRAFTS AND NOTES - All cheques, drafts or orders for the payment of money, and all notes and acceptances and bills of


        Ex. 3(ii)(b) - Pg. 27
exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the Board may from time to time designate by resolution.

14.02     CONTRACTS. DOCUMENTS OR OTHER INSTRUMENTS -
Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by (a) the Chairman of the Board, if any, or the President or a Vice President and the Secretary or the Treasurer or (b) any two directors and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

      In particular, without limiting the generality of the foregoing, the officer or officers or the person or persons hereinbefore set out shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

      The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

14.03      SEALING OF CONTRACTS - The seal (if any) of the
Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution by the Board.

       ENACTED the     day of                   , 19

-----------------------------            -------------------------
         President                              Secretary


        Ex. 3(ii)(b) - Pg. 28


                           BY-LAW NO. 2
                           ------------

       A by-law respecting the borrowing of money by the Corporation.
1. In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the corporation may without authorization of the shareholders,

       a)   borrow money upon the credit of the Corporation;

       b) issue, reissue, sell or pledge debt obligations of the Corporation; and

       c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

      The words "debt obligation" as used in this paragraph mean a bond, debenture, note or other similar obligation or guarantee of such an obligation of the Corporation, whether secured or unsecured.

2. The directors may from time to time by resolution delegate the powers conferred on them by paragraph 1 of this by-law to a director, a committee of directors or an officer of the Corporation.

3. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

      ENACTED the      day of                    , 19





-----------------------------            -------------------------
         President                              Secretary


        Ex. 3(ii)(b) - Pg. 29